Exhibit 99.1

Lantronix Announces CFO Departure and Transition Plan

Experienced Leadership Team to Oversee Transition

Irvine, Calif., Sept. 16, 2024 — Lantronix Inc. (NASDAQ: LTRX), a global leader in compute and connectivity IoT solutions, today announced the resignation of Chief Financial Officer (CFO) Jeremy Whitaker, who has accepted the CFO role at a private company. Whitaker departed on September 13, 2024.

Brent Stringham, currently the company’s Controller, is appointed Interim CFO while the company conducts a search for the next CFO. Stringham, an experienced financial leader, has been with Lantronix since 2012. He brings deep institutional knowledge and extensive financial expertise to the role. Prior to joining Lantronix, Brent held financial leadership positions at Iteris Inc., Netlist Inc., and Ernst & Young.

In addition, David McLennan, former CFO of Sierra Wireless Inc., who retired in 2020, has been engaged to provide consulting and advisory support during the transition. McLennan brings a proven track record of driving growth, international expansion, and financial stability during his tenure at leading technology companies.

Saleel Awsare, CEO of Lantronix, expressed confidence in the company's financial future: "Lantronix is positioned for financial success with the skilled leadership of Brent and David. I want to personally thank Jeremy for his 18 years of dedication and exceptional contributions, and I wish him great success in his new role.”

Jeremy Whitaker, outgoing CFO, commented: "In choosing to depart at this time I have balanced the need to complete the year-end results at Lantronix, with the pressing needs of my new position. It has been a privilege to contribute to the transformation of Lantronix into a global IoT leader. As I take on this new opportunity, I leave knowing the company is in excellent hands, with a strong financial foundation."

With this leadership transition plan in place, Lantronix remains firmly committed to delivering shareholder value and advancing its strategic objectives as a global leader in the IoT industry.

About Lantronix

Lantronix Inc. is a global leader of compute and connectivity IoT solutions that target high-growth industries including Smart Cities, Automotive and Enterprise. Lantronix’s products and services empower companies to succeed in the growing IoT markets by delivering customizable solutions that address each layer of the IoT Stack. Lantronix’s leading-edge solutions include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with advanced Out-of-Band Management (OOB) for Cloud and Edge Computing. For more information, please visit www.lantronix.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements within the meaning of federal securities laws, including without limitation statements related to our leadership transition plan and positioning for financial success. These forward-looking statements are based on our current expectations and are subject to substantial risks and uncertainties that could cause our actual results, future business, financial condition, or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. The potential risks and uncertainties include, but are not limited to, such factors as the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to the COVID-19 pandemic or other outbreaks, wars and recent tensions in Europe, Asia and the Middle East, or other factors; future responses to and effects of public health crises; cybersecurity risks; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; difficulties and costs of protecting patents and other proprietary rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on Sept. 9, 2024; as well as in our other public filings with the SEC. Additional risk factors may be identified from time to time in our future filings. The forward-looking statements included in this release speak only as of the date hereof, and we do not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

© 2024 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark. Other trademarks and trade names are those of their respective owners.

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Lantronix Media Contact:

Gail Kathryn Miller

Corporate Marketing &

Communications Manager

media@lantronix.com

Lantronix Analyst and Investor Contact:

investors@lantronix.com

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